Exhibit 10.5

MOHAWK GROUP HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN

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NOTICE OF STOCK OPTION GRANT

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Mohawk Group Holdings, Inc. (“Company”), pursuant to the Mohawk Group Holdings, Inc. 2018 Equity Incentive Plan, as may be amended or restated from time to time (the “Plan”), hereby grants you the opportunity under the Plan to purchase all or any part of the “Number of Shares Subject to the Option” effective as of the “Grant Date” set forth below.

Optionholder Name:	[insert]

Grant Number:	[insert]

Grant Date:	[insert]

Type of Option:	☐ An Incentive Stock Option (“ISO”) ☐ A Non-Incentive Stock Option (“Non-ISO”)

Number of Shares Subject to the Option:	[insert] (the “Option Shares”)

Vesting Schedule:

[One-third (1/3rd) of the Option Shares shall vest on the date that is one year after the Vesting Commencement Date; the balance of the Option Shares shall vest in a series of [24 successive equal monthly][8 successive equal quarterly] installments measured from the first anniversary of the Vesting Commencement Date, subject to your Continuous Service as of each such date, inclusive.]

[Notwithstanding the foregoing, in the event a Change in Control occurs during your Continuous Service, all of the unvested Option Shares shall immediately vest upon such Change of Control.]

Vesting Commencement Date:	☐ Same as Grant Date ☐ Date: ____________________

Exercise Price Per Option Share:	$[insert]

Exercise Schedule (Subject to Section 2 of the Stock Option Award Agreement):	Same as Vesting Schedule

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Expiration Date[1]:

☐ The ten-year anniversary of the Grant Date.

☐ The five-year anniversary of the Grant Date. (Select if the Participant is a holder of 10% of the combined voting power of all classes of stock of the Company receiving an ISO.)

Payment:

By one or a combination of the following items:

☐ By cash or check payable to the Company

☐ By delivery of already-owned Shares, as described in the Plan

☐ By a “net exercise” arrangement (only if this is a Non-ISO), as described in the Plan

☐ By cashless exercise, as described in the Plan

The Option is subject to all terms and conditions set forth herein and in the Stock Option Award Agreement (Attachment I) and the Plan (Attachment II), all of which are incorporated herein in their entirety. The Option can only be exercised in conjunction with the Notice of Exercise in the form prescribed by the Committee at the time of exercise. The current Notice of Exercise form is attached as Attachment III for reference. Capitalized terms not explicitly defined herein are defined in the Plan. If this Notice of Stock Option Grant, Stock Option Award Agreement, or Notice of Exercise conflict with the Plan, the Plan will control.

COMPANY:	OPTIONHOLDER:

MOHAWK GROUP HOLDINGS, INC.

(Signature)	(Signature)

Name (Please Print)	Name (Please Print)

Title (Please Print)

[1]

NTD: The Company may choose a date on or before the 10-year anniversary of the Grant Date, except that the Company must select the 5-year anniversary of the Grant Date (or a date before such anniversary) for grants of ISOs to employees that are holders of 10% of the combined voting power of all classes of stock of the Company.

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MOHAWK GROUP HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN

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STOCK OPTION AWARD AGREEMENT

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By this Stock Option Award Agreement (this “Award Agreement”), Mohawk Group Holdings, Inc. (“Company”) has granted you an Option under its Mohawk Group Holdings, Inc. 2018 Equity Incentive Plan, as may be amended or restated from time to time (the “Plan”), as set forth in the attached Notice of Stock Option Grant (“Grant Notice”). Capitalized terms not explicitly defined herein are defined in the Plan. The details of your Option, in addition to those set forth in the Plan, are as follows:

1. VESTING. Your Option will vest as provided in your Grant Notice. Unless otherwise provided in your Grant Notice, vesting will cease upon the termination of your Continuous Service.

2. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If the “Exercise Schedule” in your Grant Notice indicates “Early Exercise Permitted,” you may elect at any time that is both (i) during the period of your Continuous Service, and (ii) during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that:

(a) a partial exercise of your Option will be deemed to cover first vested Shares and then the earliest vesting installment of unvested Shares;

(b) any Shares so purchased from installments unvested as of the date of exercise will be subject to the Company’s “Repurchase Option” described in the Company’s form of Early Exercise Stock Purchase Agreement; and

(c) you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

3. METHOD OF EXERCISE. The Plan sets forth rules for the exercise of your Option. You must pay the full amount of the exercise price for the Shares you wish to exercise, in any manner permitted by your Grant Notice or as otherwise permitted by the Committee. You must also execute the then-current form of written notice approved by the Committee. The current form of exercise is attached as Attachment III to your Grant Notice.

4. RIGHT OF FIRST REFUSAL. Shares you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal described below will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a) Prior to the Listing Date, you may not validly Transfer (as defined below) any Shares acquired upon exercise of your Option, or any interest in such Shares, unless such Transfer is made in compliance with the following provisions:

(i) Before there can be a valid Transfer of any Shares or any interest therein, the record holder of the Shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation, or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your Option, then in such event any and all new, substituted, or additional securities to which you are entitled by reason of your ownership of the Shares acquired upon exercise of your Option will be immediately subject to the Right of First Refusal (as defined below) with the same force and effect as the Shares subject to the Right of First Refusal immediately before such event.

(ii) For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your Option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 4(a)(iii) (“Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares, as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of your Option as a liability for financial accounting purposes).

(iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 4(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent that consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title, and interest to all of the Offered Shares.

(iv) If, and only if, the option given pursuant to Section 4(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 4(a)(ii) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice, except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30-day option exercise period or after the 90th calendar day after the expiration of the 30-day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 4(a). The option exercise periods in this Section 4(a)(iv) will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

(b) As used in this Section 4, the term “Transfer” means any sale, encumbrance, pledge, gift, or other form of disposition or transfer of Shares or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such Shares or interests by will or intestacy to your Immediate Family. In such case, the transferee or other recipient will receive and hold the Shares so transferred, subject to the provisions of this Section, and there will be no further transfer of such Shares except in accordance with the terms of this Section 4.

(c) No Shares purchased on exercise of your Option will be transferred on the Company’s books, nor will the Company recognize any such Transfer of any such Shares or any interest therein, unless and until all applicable provisions of this Section 4 have been complied with in all respects. The certificates of stock evidencing Shares purchased on exercise of your Option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 4.

(d) To ensure that the Shares subject to the Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the Shares that you purchase upon exercise of your Option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your Option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Right of First Refusal, the agent will deliver to you the Shares and any other property no longer subject to such restriction. In the event that the Shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

(e) The Company may assign its Right of First Refusal with respect to any particular transaction under this Section 4 to one or more persons or entities.

5. WITHHOLDING OBLIGATIONS. You may not exercise your Option unless the Withholding Tax obligations of the Company and any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired, even though your Option is vested, and the Company will have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein, if applicable, unless such obligations are satisfied.

6. TRANSFERABILITY. Except as otherwise provided in the Plan or this Award Agreement, your Option is not transferable and is exercisable during your life only by you.

7. NOT A CONTRACT OF EMPLOYMENT. By executing this Award Agreement, you acknowledge and agree that (a) nothing in this Award Agreement or in the Plan confers on you any right to continue an employment, service, or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause, and (b) the Company would not have granted your Option to you but for these acknowledgements and agreements.

8. HEADINGS. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope or intent of this Award Agreement or any provision hereof.

9. SEVERABILITY. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining terms of this Award Agreement.

10. COUNTERPARTS. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

11. BINDING EFFECT. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

12. MODIFICATIONS. This Award Agreement may be modified or amended at any time, in accordance with the Plan.

13. NOTICES.

(a) All notices required or permitted under your Option or the Plan shall be in writing (including electronically) and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile, if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit, with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address, hereinafter set forth on the signature page hereof, addressed to you at the last address you provided to the Company, or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(b) By accepting your Option, you consent to receive all documents related to participation in the Plan and your Option by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, though you may opt out of such electronic delivery and electronic system by notifying the Chief Executive Officer of the Company in writing.

14. GOVERNING PLAN DOCUMENT. Your Option is subject to all Plan provisions, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules, and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

15. CONSENT FOR DATA TRANSFER. You specifically consent to the collection, use, and transfer, in electronic or other form, of your personal data as described in the Plan.

COMPANY:	OPTIONHOLDER:

MOHAWK GROUP HOLDINGS, INC.

(Signature)	(Signature)

Name (Please Print)	Name (Please Print)

Title (Please Print)